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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              OCTOBER 10, 2002

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
               (Exact Name of registrant as specified in charter)

       DELAWARE                        000-24603                 51-0379406
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
of Incorporation)                                              Identification
                                                                   Number)

931 SOUTH MATLACK STREET, WEST CHESTER, PA                          19382
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:         (610) 430-8100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

      On October 10, 2002, Electronics Boutique Holdings Corp. announced that it had entered into an agreement to sell its BC Sports Collectibles business to Sports Collectibles Acquisition Corporation for $2.2 million in cash and the assumption of lease related liabilities in excess of $13 million. The purchaser, Sports Collectibles Acquisition Corporation, is owned by the family of James Kim, Chairman of Electronics Boutique. The transaction includes the sale of all assets of the business including inventory, intellectual property and furniture, fixtures and equipment, and transitional services to be provided by Electronics Boutique to Sports Collectibles Acquisition Corporation for a six-month period after the closing for an additional $300,000. The closing of the transaction is subject to the satisfaction of customary conditions. A copy of the press release is attached hereto and incorporated by reference as Exhibit 99. A copy of the Asset Purchase Agreement between Electronics Boutique of America Inc. and Sports Collectibles Acquisition Corporation is attached hereto and incorporated by reference as Exhibit 10.1. A form of Transition Agreement between Electronics Boutique of America Inc. and Sports Collectibles Acquisition Corporation and a form of Indemnification Agreement between James Kim and Electronics Boutique of America Inc., each to be entered into as of the closing of the transaction, are attached hereto and incorporated by reference as Exhibits 10.2 and 10.3, respectively.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Electronics Boutique Holdings Corp.



                                       By: /s/ James A. Smith
                                           ----------------------------------
                                           Name:  James A. Smith
                                           Title: Senior Vice President
                                                  and Chief Financial Officer

Date  October 10, 2002


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                                  EXHIBIT INDEX

10.1 Asset Purchase Agreement, dated as of October 10, 2002, between Electronics Boutique of America Inc. and Sports Collectibles Acquisition Corporation.

10.2 Form of Transition Agreement between Electronics Boutique of America and Sports Collectibles Acquisition Corporation.

10.3 Form of Indemnification Agreement between Electronics Boutique of America and Sports Collectibles Acquisition Corporation.

99   Press Release, dated October 10, 2002.